Exhibit 99.1

FOR IMMEDIATE RELEASE

January 7, 2022

Sorrento Therapeutics Announces the Unexpected Death of its Chief Financial Officer

SAN DIEGO, January 7th, 2022 (GLOBE NEWSWIRE) -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento") today announced the unexpected passing of Mr. Najjam Asghar, Chief Financial Officer and Senior Vice President. Mr. Asghar died of apparent natural causes on January 6, 2022.

"Sorrento is deeply saddened and shocked by the loss of our dear friend and colleague. Our immediate thoughts go to Najjam’s family and friends," said Dr. Henry Ji, Sorrento's Chairman and CEO. “We appreciate and thank Najjam for his tremendous contributions to Sorrento and the San Diego life sciences community.”

Mr. Asghar joined Sorrento in June 2019 from NuVasive, Inc., where he served as VP, Accounting and Finance since October 2015. At Sorrento, Mr. Asghar served as Chief Financial Officer, leading the functions of Finance, Accounting and Tax. Mr. Asghar started his career with PricewaterhouseCoopers, where he served various S&P 100 and S&P 500 clients in North America and Asia in the audit and assurance practice. Mr. Asghar received his Bachelor’s degree in Accounting from the University of Punjab, Pakistan.

Sorrento does not expect that Mr. Asghar’s passing will have an impact on its ongoing or planned business.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical and commercial stage biopharmaceutical company developing new therapies to treat cancer, pain (non-opioid treatments), autoimmune disease and COVID-19. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), and oncolytic virus (“Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including Abivertinib, COVI-AMG™, COVISHIELD™, COVI-MSC™ and COVIDROPS™; and diagnostic test solutions, including COVITRACK™ and COVISTIX™.

Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia (PHN). RTX has cleared for Phase II trial for intractable pain associated with cancer and a Phase II trial in osteoarthritis patients. SEMDEXA announced highly statistically significant positive top-line results from its Phase III Pivotal Trial C.L.E.A.R Program for its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica). ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include those regarding the passing of Mr. Asghar and its impact on the company’s ongoing and planned business. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', affiliates’ and partners’ technologies and prospects and collaborations with partners; risks related to seeking regulatory approvals and conducting clinical trials; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its COVID-19 product candidates’ strategies; risks related to the global impact of COVID-19; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Dorman Followwill

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, Seprehvec™, SOFUSA™, COVI-AMG™, COVISHIELD™, COVIDROPS™, COVI-MSC™, COVITRACK™ and COVISTIX™ are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ is a trademark of Semnur Pharmaceuticals, Inc.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

©2022 Sorrento Therapeutics, Inc. All Rights Reserved.